Exhibit 2.

                           BURLINGTON INDUSTRIES, INC.

                           DEFERRED COMPENSATION PLAN

                                       FOR

                             NON-EMPLOYEE DIRECTORS





         Burlington  Industries,  Inc., a Delaware  corporation (the "Company"),
adopts  the  Burlington   Industries,   Inc.  Deferred   Compensation  Plan  for
Non-Employee Directors (the "Plan").

         1. Purposes. The purpose of the Plan is to enhance the ability of the Company to attract and retain the services of qualified individuals who are not employees of the Company to serve as members of its Board of Directors by providing such persons an opportunity to defer receipt of all or a portion of their Director's Fees (as defined below) in accordance with the terms and conditions set forth herein.

         2.       Definitions.

                  (a) "Annual Meeting" means an annual meeting of the Company's stockholders.

                  (b) "Beneficiary" or "Beneficiaries" means a person or other entity designated by a Non-Employee Director on a Beneficiary Designation Form to receive Deferred Benefit payments in the event of the Non-Employee Director's death.

                  (c) "Beneficiary Designation Form" means a document, in a form approved by the Committee, to be used by Non-Employee Directors to name their respective Beneficiaries.

                  (d) "Board" means the Board of Directors of the Company.

                  (e) "Cash Deferral" means a Deferred Benefit that is credited to a Non-Employee Director's Deferred Compensation Account as a dollar amount.

                  (f) "Change of Control" has the meaning set forth in Paragraph 13 hereof.

                  (g) "Committee" means the Compensation and Benefits Committee of the Board.

                  (h) "Common Stock" means the Company's common stock, par value $0.01 per share.

                  (i) "Deferral Election" means the election of a Non-Employee Director, made in accordance with the terms and conditions of the Plan, to defer all or a portion of his or her Director's Fees for a Deferral Period.

                  (j) "Deferral Election Form" means a document, in a form approved by the Committee, pursuant to which a Non-Employee Director makes a Deferral Election.

                  (k) "Deferral Period" means each period commencing on the date of an Annual Meeting and ending on the date immediately preceding the next Annual Meeting. The first Deferral Period under the Plan shall commence on the date of the Annual Meeting held in 1997. If an individual becomes eligible to participate in the Plan after the commencement of a Deferral Period, the Deferral Period for the individual shall be the remainder of such Deferral Period.

                  (l) "Deferred Benefit" means an amount that will be paid on a deferred basis under the Plan to a Non-Employee Director who has made a Deferral Election pursuant to Paragraph 5 hereof.

                  (m) "Deferred Compensation Account" means the bookkeeping record established for each Non-Employee Director. Deferred Compensation Account is established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to pay a Deferred Benefit.

                  (n) "Director's Fees" means the cash portion of any annual fee payable to a Non-Employee Director for service on the Board.

                  (o) "Election Date" means December 31 of the year immediately preceding the beginning of the Deferral Period, provided, however, that (i) if an individual becomes a Non-Employee Director for the first time during a Deferral Period, that Non-Employee Director's Election Date for such Deferral Period is any day within thirty days of the date he or she becomes a Non-Employee Director, and (ii) the Election Date for the Deferral Period beginning with the Annual Meeting to be held on February 6, 1997, shall be February 5, 1997.

                  (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (q) "Fair Market Value" of a share of Common Stock means an amount equal to the average of the high and low selling prices of a share of Common Stock, as reported in The Wall Street Journal, for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, on such automated quotation system, in any such case on the valuation date (or if there were no sales on the valuation date, the average of the high and the low selling prices as reported on such composite tape or automated quotation system for the most recent day during which a sale occurred).

                  (r) "Non-Employee Director" means a duly-elected member of the Board who is not an employee of the Company or any Subsidiary.

                  (s) "Phantom Stock Unit" means a bookkeeping unit representing one share of Common Stock.

                  (t) "Phantom Stock Deferral" means a Deferred Benefit that is credited to a Non-Employee Director's Deferred Compensation Account as a number of Phantom Stock Units.

                  (u) "Subsidiary" means any corporation 50 percent or more of the voting stock of which is owned directly or indirectly by the Company.

         3.       Administration.

                  (a) The Committee will be responsible for administering the Plan. The Committee will have full power and authority to (i) adopt such rules as it may deem appropriate to carry out the purposes of the Plan, (ii) interpret and construe the provisions of the Plan and any agreements and notices thereunder, and (iii) make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons.

                  (b) Under any circumstances where the Committee is authorized to make a discretionary decision concerning a payment of any type under this Plan to a member of such Committee, the member of the Committee who is to receive such payment shall take no part in the deliberations or have any voting or other power with respect to such decision.

                  (c) No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan, except for such member's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

         4.       Eligibility.  Any Non-Employee Director may participate in the
Plan.

         5.       Deferral Elections.

                  (a) Payment of Deferral Elections. A Non-Employee Director may elect to defer receipt of all or a specified portion of his or her Director's Fees with respect to a Deferral Period in the manner provided in this Paragraph
5. A Non-Employee Director's Deferred Benefit is at all times non-forfeitable.

                  (b) Deferral Election Forms. Before the Election Date applicable to a Deferral Period, each Non-Employee Director will be provided with a Deferral Election Form and a Beneficiary Designation Form. In order for a Non-Employee Director to participate in the Plan for a given Deferral Period, a Deferral Election Form, completed and signed by the Non-Employee Director must be delivered to the Secretary of the Board on or prior to the applicable Election Date. A Non-Employee Director electing to participate in the Plan for a given Deferral Period shall indicate on his or her Deferral Election Form:

                           (i)  the  amount  of  the  Director's  Fees  for  the
applicable Deferral Period to be deferred;

                           (ii) whether such deferred  Director's Fees are to be
credited to the Non-Employee Director's Deferred Compensation Account as a Cash Deferral or as a Phantom Stock Deferral; and

                           (iii) the Non-Employee  Director's election either to
have distribution of his or her Deferred Benefit commence following termination of service as a Non-Employee Director or to have such distribution commence as of a date specified by him or her on such Form, provided, however, that any such election concerning the commencement of distribution of a Non-Employee Director's Deferred Benefit shall be subject to the terms and conditions of Paragraph 6(e) hereof.

                  (c) Effect of No Deferral Election. A Non-Employee Director who does not submit a completed and signed Deferral Election Form to the Secretary of the Board on or prior to the applicable Election Date may not defer his or her Director's Fees for the Deferral Period.

                  (d)      Revocation of Deferral Election.

                           (i) A  Non-Employee  Director  may  revoke a Deferral
Election applicable to a Deferral Period, but only pursuant to the procedure described in subparagraph (ii) below. Any purported revocation that does not comply with subparagraph (ii) below will not be given effect.

                           (ii) To be  effective,  a  revocation  must (A) be in
writing and signed by the Non-Employee Director, (B) express the Non-Employee Director's intention to revoke his or her Deferral Election applicable to that Deferral Period, and (C) be delivered to the Secretary of the Board before the close of business on the Election Date applicable to such Deferral Period.

         6.       Deferred Benefits and Distributions.

                  (a) Establishment of Deferred Compensation Accounts; Credits to Accounts. A Non-Employee Director's deferrals will be credited to a Deferred Compensation Account set up for that Non-Employee Director as a Cash Deferral and/or a Phantom Stock Deferral, as applicable, on the dates such Director's Fees are otherwise payable (e.g. the date of the Annual Meeting during the Deferral Period and the August 1st immediately following such Annual Meeting). Each Deferred Compensation Account will also be credited with earnings as provided in Paragraph 6(d) hereof.

                  (b) Phantom Stock Deferrals. In the case of Phantom Stock Deferrals, the number of Phantom Stock Units credited to a Non-Employee Director's Deferred Compensation Account (including fractions of Phantom Stock Units) will be determined by dividing (i) the amount of Director's Fees deferred by (ii) the average Fair Market Value of a share of Common Stock for the 15 business days immediately preceding the date of crediting determined pursuant to Paragraph 6(a) above. Upon the earliest to occur of the dates specified in Paragraph 6(f) hereof if being paid in a lump sum (or if being paid in installments, on each installment payment date), Phantom Stock Units credited to a Non-Employee Director's Deferred Compensation Account which are payable on such date will be converted into a cash amount which will be determined by multiplying (i) the number of such Phantom Stock Units (including fractions of Phantom Stock Units) by (ii) the average Fair Market Value of a share of Common Stock for the 15 business days immediately preceding such date. The crediting of Phantom Stock Units to a Non-Employee Director's Deferred Compensation Account shall not confer on the Non-Employee Director any rights as a stockholder of the Company.

                  (c) Account Statements. The Company will furnish each Non-Employee Director participating in the Plan with a statement setting forth the value of such Non-Employee Director's Deferred Compensation Account as of the end of each Deferral Period and all credits to and payments from the Deferred Compensation Account during such Deferral Period. Such statement will be furnished no later than 60 days after the end of each Deferral Period.

                  (d)      Earnings.

                           (i)  Interest  Equivalents  on Cash  Deferrals.  Cash
Deferrals credited to a Non-Employee Director's Deferred Compensation Account will accrue interest, compounded quarterly, at a rate of interest to be established prior to December 31st of each year by the Board. The initial interest rate shall be the four quarter moving average of Moody's Domestic Corporate Bond Yield, and such rate shall remain in effect until changed by the Board in accordance with the immediately preceding sentence. The rate will be adjusted quarterly with the compounding and crediting of interest. The interest earnings on the Cash Deferrals will be paid only at the time the right to payment occurs.

                           (ii) Dividend Equivalents on Phantom Stock Deferrals.
If the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, each Phantom Stock Unit credited to the Deferred Compensation Account of a Non-Employee Director will be credited with an additional number of Phantom Stock Units (including fractions thereof) determined by dividing (A) the amount of cash, or the value (as determined by the Committee) of any securities or other property, paid or distributed in respect of one outstanding share of Common Stock, by (B) the Fair Market Value of a share of Common Stock for the date of such payment or distribution. Such credit shall be effective as of the date of the dividend or other distribution in respect of the Common Stock.

                  (e) Manner of Payment of Deferred Benefit. All payments of Deferred Benefits under the Plan will be in cash. The Company shall pay a Non-Employee Director's Deferred Benefit either in a single lump sum or in a series of installments, as the Committee in its sole discretion shall determine, provided, however, that if the Committee elects to pay a Non-Employee Director's Deferred Benefit in a series of installments, such installments shall be paid no more frequently than quarterly and the Deferred Benefit must be distributed over a period not exceeding five years. The Committee may, but shall not be required to, consult with the Non-Employee Director prior to determining the manner of payment of such Non-Employee Director's Deferred Benefit. If the Committee elects to pay a Non-Employee Director's Deferred Benefit in a series of installments, the relative size of such installments shall be determined by the Committee in its discretion, and such installments need not be in equal amounts or equal percentages of such Deferred Benefit. The unpaid portion of a Non-Employee Director's Deferred Benefit shall continue to be credited with earnings as provided in Section 6(d) until paid.

                  (f) Commencement of Payment of Deferred Benefit. Except as provided in Paragraph 6(g) hereof, a Non-Employee Director's Deferred Benefit shall be paid (if payable in a lump sum), or commence to be paid (if payable in a series of installments), to the Non-Employee Director as soon as practicable (but in no event more than 60 days) after the earliest to occur of:

                           (i)   termination   of  service  as  a   Non-Employee
Director;

                           (ii) the date specified in the Deferral Election Form
executed by the Non-Employee Director; or

                           (iii) the Non-Employee Director's death.

                  (g) Death. In the event of a Non-Employee Director's death, the Non-Employee Director's entire Deferred Benefit (including any unpaid portion thereof corresponding to installments not yet paid at the time of death), to the extent not distributed earlier pursuant to Paragraph 6(f) hereof, will be distributed in a lump sum to the Non-Employee Director's Beneficiary or Beneficiaries (or, in the absence of any Beneficiary, to the Non-Employee Director's estate) on a date, selected by the Committee, no more than six months after the Non-Employee Director's date of death.

                  (h) Hardship Withdrawal. Notwithstanding any other provision of the Plan, a Non-Employee Director may request a withdrawal at any time of all or a portion of the Deferred Benefits (including accrued earnings thereon) as shall be necessary to meet an "unforeseeable emergency" (as such term is defined by the Internal Revenue Service). Requests for such hardship withdrawals under such circumstances shall be made in writing to the Secretary of the Board, identifying the nature of the emergency underlying such request.

         7.       Designation of Beneficiary.

                  (a) Beneficiary Designations. Each Non-Employee Director may designate a Beneficiary to receive any Deferral Benefit due under the Plan upon the Non-Employee Director's death by executing a Beneficiary Designation Form. A Beneficiary designation is not binding on the Company until the Secretary of the Board receives the Beneficiary Designation Form. If no designation is made or no designated Beneficiary is alive (or in the case of an entity designated as a Beneficiary, in existence) at the time of the Non-Employee Director's death, payments due under the Plan will be made to the Non-Employee Director's estate.

                  (b) Change of Beneficiary Designation. A Non-Employee Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form. The execution of a Beneficiary Designation Form revokes and rescinds any prior Beneficiary Designation Form.

         8.       Amendments.

                  (a) General Power of the Board. Subject to Paragraph 8(b) hereof, the Board may, in its sole discretion at any time and from time to time, terminate, modify, amend or suspend the Plan. The term of the Plan shall end on the effective date of termination of the Plan by the Board.

                  (b) When Non-Employee Directors' Consents Required. The Board may not modify, amend, suspend or terminate the Plan without the consent of any Non-Employee Director to the extent that such action would result in the distribution to such Non-Employee Director of amounts then credited to his or her Deferred Compensation Account in any manner other than as provided in the Plan or could reasonably be expected to result in the immediate taxation of such Non-Employee Director's Deferred Benefits.

         9. Company's Obligation. The Plan is unfunded. A Deferred Benefit represents at all times an unfunded and unsecured contractual obligation of the Company and each Non-Employee Director or Beneficiary will be an unsecured creditor of the Company. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company, subject to the claims of the Company's creditors. No Non-Employee Director, Beneficiary or any other person shall have any interest in any fund or in any specific asset of the Company by reason of any amount credited to him or her hereunder, nor shall any Non-Employee
Director, Beneficiary or any other person have any right to receive any distribution under the Plan except as, and to the extent, expressly provided in the Plan. The Company will not segregate any funds or assets for Deferred
Benefits or issue any notes or security for the payment of any Deferred Benefits. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide benefits under the Plan shall not serve in any way as security to any Non-Employee Director, Beneficiary or other person for the performance of the Company under the Plan.

         10. No Control by Non-Employee Director. A Non-Employee Director shall have no control over his or her Deferred Benefit except for designating the date of initial distribution of benefits on his or her Deferral Election Form (which designation shall be subject to the terms and conditions of the Plan, including, without limitation, Paragraph 6 hereof) and designating his or her Beneficiary according to his or her Beneficiary Designation Form.

         11. Restrictions on Transfer. The Company shall pay all Deferred Benefits payable under the Plan only to the Non-Employee Director or Beneficiary designated under the Plan to receive such amounts. Neither a Non-Employee
Director nor his or her Beneficiary shall have any right to anticipate, alienate, sell, transfer, assign, pledge, encumber or change any benefits to which he or she may become entitled under the Plan, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment, execution by levy, garnishment, or other legal or equitable process for a Non-Employee Director's or Beneficiary's debts or other obligations.

         12. Election and Revocation Notices. Notices of elections or revocations of elections under the Plan must be in writing. A notice of election or revocation of election will be deemed delivered to the Secretary of the Board on the date it is (i) delivered personally to the Secretary of the Board at 1345 Avenue of the Americas, 17th Floor, New York, New York 10105 (or at such other address as the Company may from time to time designate as the address for elections and revocations of elections under the Plan, (ii) mailed by registered or certified mail or overnight courier service to the Secretary of the Board at such address, or (iii) sent by facsimile transmission to the Secretary of the Board at 212-621-3470 (or such other facsimile transmission number as the Company may designate from time to time for elections and revocations of elections under the Plan), provided that an original signed election or revocation of election is received by the Secretary of the Board no later than 10 business days after such transmission.

         13.      Change of Control.

                  (a) Notwithstanding any other provision of the Plan, the Committee shall have the authority in its discretion to provide for the accelerated payment of Deferred Benefits in the event of a Change of Control or in the event of a determination by the Committee that a Change of Control may occur.

                  (b) For purposes of this Paragraph 13, "Change of Control" means that any of the following events shall have occurred:

                           (i)  The  Company  is  merged  or   consolidated   or
reorganized into or with another corporation, person or entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

                           (ii) The Company sells or otherwise  transfers all or
substantially all of its assets to any other corporation, person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                           (iii)  There is a report  filed  on  Schedule  13D or
Schedule 14D-1 of the Exchange Act by a person other than a person that satisfies the requirements of Rule 13d-1(b)(1) under the Exchange Act for filing such report on Schedule 13G, which report as filed discloses that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 under the Exchange Act) after February 6, 1997 of securities representing 11% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors of the Company ("Voting Stock");

                           (iv) The  Company  files a report or proxy  statement
with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                           (v) If during  any period of two  consecutive  years,
individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

         Notwithstanding the foregoing provisions of subparagraphs (iii) or (iv) hereof, a "Change of Control" shall not be deemed to have occurred for purposes of the Plan solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company (or any trustee of any such plan on its behalf), either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, or Form 8-K or Schedule 14A under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 11% or otherwise, or because the Company reports that a Change of Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

         14. Tax Withholding. The Company shall have the right, in connection with any Deferral Election, to (i) require the Non-Employee Director to remit to the Company an amount sufficient to satisfy any Federal, state or local tax withholding requirements, (ii) withhold an amount necessary to satisfy such requirements from other cash compensation owed to the Non-Employee Director or
(iii) reduce the amount of Director's Fees deferred pursuant to the Plan in order to ensure that all such requirements are satisfied. The Company shall also have the right to deduct from all cash payments made pursuant to the Plan any Federal, state or local taxes required to be withheld with respect to such payments.

         15.      Adjustment of and Changes in Shares.

                  (a) No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Plan shall affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock, options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, special cash dividend or other change in corporate structure affecting the Common Stock, the Committee shall make such adjustments, if any, as it deems appropriate in the number of Phantom Stock Units credited to a Non-Employee Director's Deferred Compensation Account. The foregoing adjustments shall be decided by the Committee in its discretion.

         16. Effective Date. The Plan shall be effective as of its approval by the Board, and Deferral Elections may be made beginning with the Director's Fees to be earned during the Deferral Period beginning with the Company's 1997 Annual Meeting.

         17.      Miscellaneous.

                  (a) No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time or at any particular rate of compensation.

                  (b) No  Stockholder  Rights.  The  crediting of Phantom  Stock
Units to a Non-Employee Director's Deferred Compensation Account shall not confer on the Non-Employee Director any rights as a stockholder of the Company, nor shall such Phantom Stock Units confer on any Non-Employee Director any right to receive stock of the Company in settlement thereof.

                  (c) Waivers. The waiver of a breach of any provision of the Plan shall not operate as and may not be construed as a waiver of any later breach.

                  (d) Governing Law. The Plan shall be construed in accordance with and governed by the internal laws of the State of New York.

                  (e) Construction. The headings in the Plan have been inserted solely for convenience of reference and are to be ignored in any construction of the Plan's provisions. If a provision of the Plan is not valid or enforceable, that fact shall in no way affect the validity or enforceability of any other provision.